UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2006

NET 1 UEPS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-31203	65-0903895
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

President Place, 4th Floor, Cnr. Jan Smuts Avenue and Bolton Road
Rosebank, Johannesburg, South Africa
(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: 011-27-11-343-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[               ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[               ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[               ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[               ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Net1’s subsidiary, Cash Paymaster Services (Kwa-Zulu Natal) (Proprietary) Limited (“CPS”), signed an extension letter dated May 5, 2006 with the Kwa-Zulu Natal provincial government for the distribution of social welfare grants until December 31, 2006. The terms and conditions of the extension are similar to those included in the Service Level Agreement signed between the Department of Social Welfare and Population Development, Kwa-Zulu Natal and CPS.

Net1 utilizes its smart card based UEPS technology to distribute monthly grants to more than 1.5 million social welfare recipients in the Kwa-Zulu Natal province. The grants distributed include old age grants, disability grants and child support grants.

Item 8.01. Other Events.

In connection with the signing of the extension of the Kwa-Zulu Natal provincial government contract, Net 1 has issued a press release. A copy of the press release is furnished with this 8-K as Exhibit 99.1, but is not incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

	99.1	Press Release, dated May 10, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET 1 UEPS TECHNOLOGIES, INC.

Date: May 11, 2006	By:	/s/ Dr. Serge C.P. Belamant
Dr. Serge C.P. Belamant
Chief Executive Officer